Exhibit 99.2

Voya Financial

Quarterly Investor Supplement

March 31, 2021

This report should be read in conjunction with Voya Financial, Inc.'s Quarterly Report on Form 10-Q for the Twelve Months Ended March 31, 2021. Voya Financial's Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q, can be accessed upon filing at the Securities and Exchange Commission’s website at www.sec.gov, and at our website at investors.voya.com. All information is unaudited.

Corporate Offices:	Media Contact:	Investor Contact:

Voya Financial	Christopher Breslin	Michael Katz
230 Park Avenue	212-309-8941	212-309-8999
New York, New York 10169	Christopher.Breslin@voya.com	IR@voya.com

NYSE Ticker:		Web Site:
VOYA		investors.voya.com

Table of Contents

	Page		Page
Consolidated		Administrative Expenses
Explanatory Note on Non-GAAP Financial Information	3 - 5	Administrative Expenses	31
Key Metrics	6	Investment Information
Normalized Adjusted Operating Earnings by Segment	7	Portfolio Results GAAP Book Value, Gross Investment Income, and
Normalized Effective Tax Rate	8	Earned Rate by Asset Class	33
Consolidated Statements of Operations	9	Portfolio Results Statutory Carrying Values by Asset Class and NAIC
Consolidated Adjusted Operating Earnings Before Income Taxes	10	Ratings	34
Adjusted Operating Earnings by Segment (QTD)	11	Alternative Investment Income	35
Consolidated Balance Sheets	12	Reconciliations
DAC/VOBA Segment Trends	13	Reconciliation of Consolidated Statements of Operations	37
Consolidated Capital Structure	14	Reconciliation of Adjusted Operating Revenues	38
Consolidated Assets Under Management, Assets Under Administration		Reconciliation of Adjusted Operating Earnings - excluding Unlocking;
and Advisement	15	Adjusted Return on Capital	39 - 40
Wealth Solutions		Wealth Solutions Source of Operating Earnings Reconciliation	41
Sources of Normalized Adjusted Operating Earnings and Key Metrics	17	Investment Management and Health Solutions Source of Operating
Client Assets Rollforward by Product Group	18 - 19	Earnings Reconciliations	42
Investment Management		Prepayments and Alternative Income Above (Below) Long-Term
Sources of Normalized Adjusted Operating Earnings	21	Expectations	43
Analysis of AUM and AUA	22	Reconciliation of Normalized Adjusted Operating Earnings and Earnings
Account Value Rollforward by Source	23	Per Common Share (Diluted) (QTD)	44
Account Value by Asset Type	24	Reconciliation of Book Value Per Common Share, Excluding AOCI	45
Health Solutions		Reconciliation of Investment Management Normalized Adjusted
Sources of Normalized Adjusted Operating Earnings	26	Operating Margin, Excluding Investment Capital	46
Key Metrics	27	Appendix
Corporate		Notable Items	48
Adjusted Operating Earnings	29	Portfolio Composition	49

Voya Financial	Page 3 of 49

Explanatory Note on Non-GAAP Financial Information
On January 4, 2021, we completed the sale of our Individual Life and other closed block non-Wealth Solutions annuities businesses (the "Individual Life Transaction"). As of March 31, 2021, the estimated loss on sale, net of tax was $1.5 billion, which represents the excess of the estimated carrying value of the businesses held for sale over the estimated purchase price less cost to sell. The estimated loss on sale is subject to a true-up mechanism that is expected to be completed in the second half of 2021 which may result in changes to the purchase price and may impact the final loss on sale. As a result of the Individual Life Transaction, the net aggregate reduction in Total shareholders’ equity, excluding Accumulated other comprehensive income (“AOCI”), was $633 million, which included the estimated loss on sale and the net investment gain related to the transfer of assets to a comfort trust. The net aggregate reduction in Total shareholders’ equity, including AOCI, was $2.3 billion, which included release of the AOCI related to the sold entities. Revenues and net results of the businesses that are divested via reinsurance at closing of the Individual Life Transaction, including an insignificant number of Individual Life and non-Wealth Solutions annuities that were not part of the Individual Life Transaction (collectively referred as "divested businesses"), are reported in businesses exited or to be exited through reinsurance or divestment and are excluded from adjusted operating earnings. Refer to Business Held for Sale and Discontinued Operations in Part II, Item 8. of our Quarterly Report on Form 10-Q for further detail on discontinued operations.

On February 8, 2021, we announced that we entered into a definitive agreement to sell the independent financial planning channel of Voya Financial Advisors ("VFA"). The periods presented in this Quarterly Investor Supplement do not reflect any impacts related to this agreement.

On March 15, 2021, we announced several updates to our operating model and leadership team. In conjunction with those updates, the Retirement and Employee Benefits segments were renamed to Wealth Solutions and Health Solutions, respectively. We will continue to provide our principal products and services through three segments: Wealth Solutions, Investment Management, and Health Solutions.

We have made immaterial revisions to our previously reported financial results for the year ended December 31, 2020 to reflect certain accounting adjustments identified in connection with the closing of the Individual Life transaction. These revisions are reflected in our investor supplement for the period ended March 31, 2021 and were included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed on March 1, 2021.

Adjusted Operating Earnings Before Income Taxes
We believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performance and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure, which is Income (loss) from continuing operations before income taxes.
Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as a measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items:
▪Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest;
•Net guaranteed benefit hedging gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;
•Income (loss) attributable to noncontrolling interest, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings that is available to common shareholders;
•Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt; these losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;

Voya Financial	Page 4 of 49

Explanatory Note on Non-GAAP Financial Information
•Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
•Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains and losses from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and
•Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions, and insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses) are excluded from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited or to be exited through reinsurance or divestment.
The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, refer to the "Reconciliations" section in this document.
Stranded Costs
As a result of the Individual Life Transaction, the historical revenues and certain expenses of the divested businesses have been classified as discontinued operations. Historical revenues and certain expenses of the businesses that have been divested via reinsurance at closing of the Individual Life Transaction (including an insignificant amount of Individual Life and non-Wealth Solutions annuities that are not part of the transaction) are reported within continuing operations, but are excluded from adjusted operating earnings as businesses exited or to be exited through reinsurance or divestment. Expenses classified within discontinued operations and businesses exited or to be exited through reinsurance include only direct operating expenses incurred by these businesses and then only to the extent that the nature of such expenses was such that we would cease to incur such expenses upon the close of the Individual Life Transaction. Certain other direct costs of these businesses, including those which relate to activities for which we have or will provide transitional services and for which we have or will be reimbursed under transition services agreements (“TSAs”) are reported within continuing operations along with the associated revenues from the TSAs. Additionally, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses sold or divested via reinsurance, are reported within continuing operations. These costs ("Stranded Costs") and the associated revenues from the TSAs are reported within continuing operations in Corporate, since we do not believe they are representative of the future run-rate of revenues and expenses of our continuing operations. We plan to address the Stranded Costs related to the Individual Life Transaction through a cost reduction strategy.
Normalized Adjusted Operating Earnings
Normalized adjusted operating earnings excludes from Adjusted operating earnings before income taxes the following items:
•DAC/VOBA and other intangibles unlocking, including amortization of net cost of reinsurance and reserve adjustments;
•The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis; and
•For periods ended on or prior to the closing of the Individual Life Transaction, stranded costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment; for periods after the closing of the Individual Life Transaction any remaining stranded costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.
Because DAC/VOBA and other intangibles unlocking can be volatile, excluding the effect of this item can improve period to period comparability.
Adjusted Operating Earnings per Common Share (Diluted) and Normalized Adjusted Operating Earnings per Common Share (Diluted)
In addition to Net income (loss) per common share, we report Adjusted operating earnings per common share (diluted) and Normalized adjusted operating earnings per common share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the "Reconciliation of Normalized Adjusted Operating Earning and Earnings Per Common Share" page of this document.
Shareholders' Equity/Book Value per Common Share, Excluding AOCI
In addition to book value per common share including Accumulated other comprehensive income (AOCI), we also report book value per common share excluding AOCI and shareholders' equity excluding AOCI and preferred stock. Included in AOCI are investment portfolio unrealized gains or losses. In the ordinary course of business we do not plan to sell most investments for the sole purpose of realizing gains or losses, and book value per common share excluding AOCI and common shareholders' equity excluding AOCI provide a measure consistent with that view. For a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures, refer to the Reconciliation of Book Value Per Common Share, Excluding AOCI" page of this document.

Voya Financial	Page 5 of 49

Explanatory Note on Non-GAAP Financial Information
Adjusted Return on Capital
We report Adjusted return on capital ("ROC") because we believe this measure is a useful indicator of how effectively we use capital resources allocated to our segments apart from Corporate and closed block activities, which include our Wealth Solutions, Investment Management and Health Solutions segments. Capital is allocated to each of our segments in proportion to each segment’s target statutory capital, plus an allocation of the differences between statutory capital and total Voya Financial, Inc. shareholders' equity on a GAAP basis (excluding AOCI), based on each segment’s portion of these differences. Statutory surplus in excess of target statutory capital and certain Corporate assets and liabilities, such as certain deferred tax assets and liabilities for unfunded pension plans, are allocated to Corporate.
Adjusted Operating Effective Tax Rate and Normalized Adjusted Operating Effective Tax Rate
The normalized adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
Adjusted Operating Revenues
Adjusted operating revenues is a measure of our segment revenues and a non-GAAP financial measure. Each segment's Adjusted operating revenues are calculated by adjusting Total revenues for the following items:
•Net realized investment gains (losses) and related charges and adjustments, which are significantly influenced by economic and market conditions, including interest rates and credit spreads and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest. These are net of related amortization of unearned revenue;
•Gain (loss) on change in fair value of derivatives related to guaranteed benefits, which is significantly influenced by economic and market conditions and not indicative of normal operations, includes changes in the fair value of derivatives related to guaranteed benefits, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating revenues, including the impacts related to changes in nonperformance spread;
•Revenues related to businesses exited or to be exited through reinsurance or divestment, which includes revenues associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity better reveals trends in our core business and more closely aligns Adjusted operating revenues with how we manage our segments;
•Revenues attributable to noncontrolling interest, which represents the interests of shareholders, other than those of Voya Financial, Inc., in consolidated entities. Revenues attributable to noncontrolling interest represents such shareholders' interests in the revenues of those entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled; and
•Other adjustments to total revenues primarily reflect fee income earned by our broker-dealers for sales of non-proprietary products, which are reflected net of commission expense in our segments’ operating revenues, other items where the income is passed on to third parties and the elimination of intercompany investment expenses included in Adjusted operating revenues.
The most directly comparable U.S. GAAP measure to Adjusted operating revenues is Total revenues. For a reconciliation of Adjusted operating revenues to Total revenues, refer to the "Reconciliations" section in this document.
Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe this supplemental information is useful in order to gain a better understanding of our Adjusted operating earnings before income taxes for the following reasons: (1) we analyze our business using this information and (2) this presentation can be helpful for investors to understand the main drivers of Adjusted operating earnings (loss) before income taxes. The sources of earnings are defined as such:
•Investment spread and other investment income consists of net investment income and net realized investment gains (losses) associated with swap settlements and accrued interest, less interest credited to policyholder reserves.
•Fee based margin consists primarily of fees earned on assets under management ("AUM"), assets under administration and advisement ("AUA"), and transaction based recordkeeping fees.
•Net underwriting gain (loss) and other revenue contains the following: the difference between fees charged for insurance risks and incurred benefits, including mortality, morbidity, surrender results, and contractual charges.
•Administrative expenses are general expenses, net of amounts capitalized as acquisition expenses and exclude commission expenses.
•Net commissions are commissions paid that are not deferred and thus recorded directly to expense.
•For a detail explanation of DAC/VOBA and other intangibles amortization/unlocking see “Unlocking of DAC/VOBA and other Contract Owner/Policyholder Intangibles” in our SEC filings.
Other Information
Financial information, unless otherwise noted, is rounded to millions, therefore may not sum to its corresponding total.

Voya Financial	Page 6 of 49

Key Metrics

	Three Months Ended or As of							Year-to-Date or As of
(in millions USD, unless otherwise indicated)	3/31/2021	12/31/2020		9/30/2020		6/30/2020	3/31/2020	3/31/2021	3/31/2020
Net income (loss) available to Voya Financial, Inc.'s common shareholders	1,086	257	R	(333)		(66)	(100)	1,086	(100)
Per common share (basic)	8.85	2.03	R	(2.64)		(0.52)	(0.76)	8.85	(0.76)
Per common share (diluted)	8.29	1.94	R	(2.64)		(0.51)	(0.73)	8.29	(0.73)
Adjusted operating earnings: (1)
Before income taxes	273	304		40		17	134	273	134
After income taxes	223	251		39		20	115	223	115
Effective tax rate	18.3%	17.3%		0.9%		(17.6)%	14.3%	18.3%	14.3%
Per common share (Adjusted diluted)	1.70	1.90		0.30		0.15	0.83	1.70	0.83
Normalized adjusted operating earnings: (1)
Before income taxes	161	227		185		169	180	161	180
After income taxes	135	190		154		140	151	135	151
Effective tax rate	16.4%	16.1%		16.7%		17.2%	16.0%	16.4%	16.0%
Per common share (Adjusted diluted)	1.03	1.44		1.19		1.09	1.10	1.03	1.10
Shareholder's equity:
Total Voya Financial, Inc. Common Shareholders' Equity	7,319	9,498	R	8,899	R	8,870	6,744	7,319	6,744
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI (1)	5,409	4,600	R	4,496		4,831	4,903	5,409	4,903
Deferred Tax Asset ("DTA") (2)	1,636	1,623		1,674		1,751	1,918	1,636	1,918
Total Voya Financial, Inc. Common Shareholders' Equity - Excluding AOCI & DTA (2)	3,773	2,977	R	2,822		3,080	2,985	3,773	2,985
Book value per common share (including AOCI)	60.39	76.47	R	70.52	R	70.34	53.52	60.39	53.52
Book value per common share (excluding AOCI) (1)	44.63	37.04	R	35.63		38.31	38.91	44.63	38.91
Debt to Capital:
Debt to Capital	27.2%	23.1%	R	24.2%	R	24.3%	29.3%	27.2%	29.3%
Financial Leverage Ratio (1)	32.4%	28.2%	R	29.7%	R	30.5%	35.6%	32.4%	35.6%
Shares:
Weighted-average common shares outstanding
Basic	123	126		126		126	131	123	131
Dilutive effect of warrants	5	3		1		—	3	5	3
Other dilutive effects (3)	3	3		2		2	4	3	4
Diluted (4)	131	132		126		128	137	131	137
Adjusted Diluted (1)	131	132		129		128	137	131	137
Ending shares outstanding	121	124		126		126	126	121	126
Returned to Common Shareholders:
Repurchase of common shares, excluding commissions	235	120		—		—	406	235	406
Dividends to common shareholders	20	18		19		19	20	20	20
Total cash returned to common shareholders	255	138		19		19	426	255	426

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 36 of this document.

(2) DTA primarily related to Federal Net Operating Loss Carry Forwards (“Federal NOLs”), net of $180 million tax valuation allowance for the periods beginning with quarter ended December 31, 2020 and $185 million for the periods presented prior to the quarter ended December 31, 2020. Periods beginning with quarter ended March 31, 2020 have been adjusted for the expected utilization of Federal NOLs related to the Individual Life Transaction.

(3) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(4) This is a GAAP financial measure. For the three months ended September 30, 2020, weighted average shares used for calculating basic and diluted earnings per share (EPS) were the same, as the inclusion of the warrants, RSU awards, PSU awards, and stock options would be antidilutive to the EPS calculation due to the net loss from continuing operations available to common shareholders.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

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Normalized Adjusted Operating Earnings by Segment

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Normalized adjusted operating earnings
Wealth Solutions	171	164	152	120	133	171	133
Investment Management	30	78	36	46	42	30	42
Health Solutions	31	43	51	46	60	31	60
Corporate	(71)	(59)	(54)	(43)	(55)	(71)	(55)
Before income taxes	161	227	185	169	180	161	180
After income taxes	135	190	154	140	151	135	151
Effective tax rate	16.4%	16.1%	16.7%	17.2%	16.0%	16.4%	16.0%
Per common share (Adjusted diluted)	1.03	1.44	1.19	1.09	1.10	1.03	1.10
Prepayment fees and alternative investment income above (below) long-term expectations (1)
Wealth Solutions	81	64	45	(92)	7	81	7
Investment Management	22	12	11	(27)	(2)	22	(2)
Health Solutions	6	7	6	(10)	1	6	1
Before income taxes	109	83	61	(129)	6	109	6
After income taxes	86	66	48	(102)	5	86	5
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.66	0.49	0.37	(0.79)	0.04	0.66	0.04
DAC/VOBA and other intangibles unlocking
Wealth Solutions	2	30	(172)	9	(16)	2	(16)
Before income taxes	2	30	(172)	9	(16)	2	(16)
After income taxes	2	24	(136)	7	(13)	2	(13)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	0.01	0.18	(1.05)	0.05	(0.09)	0.01	(0.09)
Individual Life transaction stranded costs(2)
Before income taxes	—	(35)	(34)	(32)	(36)	—	(36)
After income taxes	—	(28)	(27)	(25)	(28)	—	(28)
Effective tax rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Per common share (Adjusted diluted)	—	(0.21)	(0.21)	(0.20)	(0.21)	—	(0.21)
Adjusted operating earnings
Wealth Solutions	255	258	25	37	124	255	124
Investment Management	52	90	47	20	40	52	40
Health Solutions	37	50	56	36	61	37	61
Corporate	(71)	(94)	(88)	(75)	(91)	(71)	(91)
Before income taxes	273	304	40	17	134	273	134
After income taxes	223	251	39	20	115	223	115
Effective tax rate	18.3%	17.3%	0.9%	-17.6%	14.3%	18.3%	14.3%
Per common share (Adjusted diluted)	1.70	1.90	0.30	0.15	0.83	1.70	0.83

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis. See page 43 for further details.

(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 8 of 49

Normalized Effective Tax Rate

	Three Months Ended					Year-to-Date
(in millions USD, unless otherwise indicated)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Normalized adjusted operating earnings
Before income taxes	161	227	185	169	180	161	180
Income taxes
Federal income taxes at 21% corporate rate	34	48	39	35	38	34	38
Tax adjustments (1)	(7)	(11)	(8)	(6)	(9)	(7)	(9)
Total taxes	26	36	31	29	29	26	29
Effective tax rate (2)	16.4%	16.1%	16.7%	17.2%	16.0%	16.4%	16.0%

Prepayment fees and alternative investment income above (below) long-term expectations (3)
Before income taxes	109	83	61	(129)	6	109	6
Income taxes
Federal income taxes at 21% corporate rate	23	17	13	(27)	1	23	1
Total taxes	23	17	13	(27)	1	23	1
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

DAC/VOBA and other intangibles unlocking
Before income taxes	2	30	(172)	9	(16)	2	(16)
Income taxes
Federal income taxes at 21% corporate rate	—	6	(36)	2	(3)	—	(3)
Total taxes	—	6	(36)	2	(3)	—	(3)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Individual Life transaction stranded costs (4)
Before income taxes	—	(35)	(34)	(32)	(36)	—	(36)
Income taxes
Federal income taxes at 21% corporate rate	—	(7)	(7)	(7)	(8)	—	(8)
Total taxes	—	(7)	(7)	(7)	(8)	—	(8)
Effective tax rate (2)	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%

Adjusted operating earnings
Before income taxes	273	304	40	17	134	273	134
Income taxes
Federal income taxes at 21% corporate rate	57	64	8	4	28	57	28
Tax adjustments (1)	(7)	(11)	(8)	(6)	(9)	(7)	(9)
Total taxes	50	53	—	(3)	19	50	19
Effective tax rate (2)	18.3%	17.3%	0.9%	(17.6)%	14.3%	18.3%	14.3%

(1) Includes tax adjustments for the dividends received deduction (DRD) related to certain qualified dividends that are not subject to federal income taxes and tax credits, less certain expense items that are not deductible for federal income taxes such as preferred stock dividends, certain compensation expenses, etc.

(2) Effective tax rate calculations are based on un-rounded numbers.
(3) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis. See page 43 for further details.

(4) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment will be excluded from normalized adjusted operating earnings; for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from future TSAs will be reported in normalized adjusted operating earnings.

Voya Financial	Page 9 of 49

Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Revenues (1)
Net investment income	714	825	800	586	698	714	698
Fee income	458	550	507	464	505	458	505
Premiums	(4,987)	597	604	607	608	(4,987)	608
Net realized capital gains (losses)	1,742	(61)	(70)	(1)	(233)	1,742	(233)
Other revenues	110	146	90	81	92	110	92
Income (loss) related to consolidated investment entities	6	167	140	(68)	15	6	15
Total revenues	(1,957)	2,224	2,071	1,669	1,685	(1,957)	1,685

Benefits and expenses (1)
Interest credited and other benefits to contract owners/policyholders	4,190	(923)	(1,299)	(997)	(882)	4,190	(882)
Operating expenses	(602)	(741)	(630)	(643)	(640)	(602)	(640)
Net amortization of DAC/VOBA	(539)	(16)	(241)	(19)	(76)	(539)	(76)
Interest expense	(49)	(39)	(40)	(40)	(40)	(49)	(40)
Operating expenses related to consolidated investment entities	(5)	(10)	(6)	(12)	(3)	(5)	(3)
Total benefits and expenses	2,995	(1,729)	(2,216)	(1,711)	(1,641)	2,995	(1,641)
Income (loss) from continuing operations before income taxes	1,038	495	(145)	(42)	44	1,038	44
Less:
Net investment gains (losses) and related charges and adjustments	38	(41)	29	42	(8)	38	(8)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	10	58	16	38	(89)	10	(89)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (2)	725	46	(342)	(55)	9	725	9
Income (loss) attributable to noncontrolling interests	—	124	106	(79)	6	—	6
Income (loss) on early extinguishment of debt	(10)	—	—	—	—	(10)	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	2	—	—	—	—	—
Dividend payments made to preferred shareholders	14	4	14	4	14	14	14
Other adjustments	(11)	(2)	(8)	(9)	(22)	(11)	(22)
Adjusted operating earnings before income taxes (3)	273	304	40	17	134	273	134

(1) First quarter 2021 results include impacts related to the Individual Life and the Non-Wealth Solution Annuities businesses that were ceded at the close of the Individual Life Transaction on January 4 ,2021: Premiums and Interest credited and other benefits include the FAS 60 reserves that were ceded at closing; Net realized capital gains (losses), Interest credited and other benefits, and Net amortization of DAC/VOBA include the investment gains and related intangible amortization and charges due to the transfer of assets to a comfort trust at closing; all Revenue and Benefit and expense lines are lower than prior periods due to the revenue and expenses related to the businesses ceded that ceased at closing.

(2) First quarter 2021 results include the investment gains, net of related intangible amortization and charges, due to the transfer of assets to a comfort trust pursuant to reinsurance agreements entered into concurrent with the close of the Individual Life Transaction.

(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 36 of this document.

Voya Financial	Page 10 of 49

Consolidated Adjusted Operating Earnings Before Income Taxes

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Consolidated Adjusted Operating Earnings Before Income Taxes
Adjusted operating revenues
Net investment income and net realized gains (losses)	574	549	523	336	479	574	479
Fee income	426	418	391	361	388	426	388
Premiums	550	492	494	506	502	550	502
Other revenue	45	80	26	22	28	45	28
Adjusted operating revenues (1)	1,595	1,539	1,434	1,225	1,397	1,595	1,397

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(654)	(615)	(623)	(629)	(607)	(654)	(607)
Operating expenses	(578)	(568)	(519)	(515)	(558)	(578)	(558)
Net amortization of DAC/VOBA	(35)	(4)	(196)	(16)	(41)	(35)	(41)
Interest expense (2)	(55)	(48)	(57)	(48)	(57)	(55)	(57)
Adjusted operating benefits and expenses	(1,322)	(1,234)	(1,395)	(1,208)	(1,263)	(1,322)	(1,263)
Adjusted operating earnings before income taxes (1)	273	304	40	17	134	273	134

Adjusted Operating Revenues and Adjusted Operating Earnings by Segment
Adjusted operating revenues
Wealth Solutions	782	763	718	559	677	782	677
Investment Management	190	235	173	129	166	190	166
Health Solutions	600	540	541	530	543	600	543
Corporate	24	1	2	7	11	24	11
Adjusted operating revenues (1)	1,595	1,539	1,434	1,225	1,397	1,595	1,397

Adjusted operating earnings
Wealth Solutions	255	258	25	37	124	255	124
Investment Management	52	90	47	20	40	52	40
Health Solutions	37	50	56	36	61	37	61
Corporate	(71)	(94)	(88)	(75)	(91)	(71)	(91)
Adjusted operating earnings before income taxes (1)	273	304	40	17	134	273	134

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 36 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 11 of 49

Adjusted Operating Earnings by Segment

	Three Months Ended March 31, 2021
(in millions USD)	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated

Adjusted operating revenues
Net investment income and net realized gains (losses)	509	28	36	1	574
Fee income	252	158	15	—	426
Premiums	—	—	550	—	550
Other revenue	21	3	(2)	23	45
Adjusted operating revenues (1)	782	190	600	24	1,595

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(216)	—	(437)	—	(654)
Operating expenses	(283)	(137)	(119)	(39)	(578)
Net amortization of DAC/VOBA	(29)	—	(6)	—	(35)
Interest expense (2)	—	—	—	(55)	(55)
Adjusted operating benefits and expenses	(527)	(137)	(563)	(95)	(1,322)
Adjusted operating earnings before income taxes (1)	255	52	37	(71)	273

	Three Months Ended March 31, 2020
	Wealth Solutions	Investment Management	Health Solutions	Corporate	Consolidated
Adjusted operating revenues
Net investment income and net realized gains (losses)	437	3	29	10	479
Fee income	216	157	15	—	388
Premiums	2	—	500	—	502
Other revenue	22	6	(1)	1	28
Adjusted operating revenues (1)	677	166	543	11	1,397

Adjusted operating benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(235)	—	(364)	(8)	(607)
Operating expenses	(282)	(126)	(113)	(37)	(558)
Net amortization of DAC/VOBA	(36)	—	(5)	—	(41)
Interest expense (2)	—	—	—	(57)	(57)
Adjusted operating benefits and expenses	(553)	(126)	(482)	(102)	(1,263)
Adjusted operating earnings before income taxes (1)	124	40	61	(91)	134

(1) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 36 of this document.

(2) Includes dividend payments made to preferred shareholders.

Voya Financial	Page 12 of 49

Consolidated Balance Sheets

	Balances as of
(in millions USD)	3/31/2021	12/31/2020		9/30/2020		6/30/2020	3/31/2020
Assets (4)
Total investments	45,494	56,851		56,081		55,536	52,570
Cash and cash equivalents	1,170	1,502		1,052		1,110	1,033
Assets held in separate accounts	92,970	90,552		82,879		78,521	68,937
Premium receivable and reinsurance recoverable, net	13,839	3,557	R	3,657		3,767	3,722
Short term investments under securities loan agreement and accrued investment income	1,313	906		1,209		2,166	2,724
Deferred policy acquisition costs, Value of business acquired	1,592	1,510	R	1,568	R	1,967	2,603
Current and deferred income taxes (1)	950	1,186	R	1,325	R	1,315	1,760
Other assets (2)	2,769	983	R	793		817	1,061
Assets related to consolidated investment entities	2,764	2,768		2,612		1,782	2,155
Assets held for sale	—	20,703	R	20,152		19,895	19,105
Total Assets	162,861	180,518	R	171,328	R	166,876	155,669
Liabilities (4)
Future policy benefits and contract owner account balances	52,786	52,625		52,490		51,666	51,629
Liabilities related to separate accounts	92,970	90,552		82,879		78,521	68,937
Payables under securities loan agreements, including collateral held	902	353		575		1,608	2,065
Short-term debt	1	1		1		1	1
Long-term debt	2,969	3,044		3,043		3,043	3,042
Other liabilities (3)	2,786	2,683	R	2,237		2,906	2,789
Liabilities related to consolidated investment entities	1,448	1,467		1,372		874	1,040
Liabilities held for sale	—	18,615	R	18,232		18,034	17,972
Total Liabilities	153,862	169,340	R	160,829		156,653	147,475
Shareholders' Equity (4)
Preferred stock	—	—		—		—	—
Common stock	2	2		2		2	2
Treasury stock	(1,301)	(1,016)		(889)		(887)	(882)
Additional paid-in capital	11,177	11,183		11,213		11,227	11,232
Retained earnings (deficit)	(3,857)	(4,957)	R	(5,218)		(4,899)	(4,837)
Total Voya Financial, Inc. Shareholders' Equity - Excluding AOCI	6,021	5,212	R	5,108		5,443	5,515
Accumulated other comprehensive income	1,910	4,898	R	4,403	R	4,039	1,841
Total Voya Financial, Inc. Shareholders' Equity	7,931	10,110	R	9,511	R	9,482	7,356
Noncontrolling interest	1,068	1,068		988		741	838
Total Shareholders' Equity	8,999	11,178	R	10,499	R	10,223	8,194
Total Liabilities and Shareholders' Equity	162,861	180,518	R	171,328	R	166,876	155,669

(1) Current and deferred income taxes:
Deferred Tax Asset primarily related to Federal NOL's and AMT	1,816	1,802		1,859		1,936	2,103
Tax valuation allowance related to Federal NOL's	(180)	(180)		(185)		(185)	(185)
Deferred Tax Asset (Liability) related to Unrealized Capital Gains and Losses	(474)	(1,206)	R	(1,096)		(978)	(394)
Other Net Deferred Tax Asset (Liability) related to DAC, reserves, and other temporary differences	(212)	770	R	747	R	542	236
Total Current and deferred income taxes	950	1,186	R	1,325	R	1,315	1,760
Gross Unrealized Gains (losses) reflected in AOCI	2,257	5,745	R	5,220		4,657	1,875
21% Tax Effect	(474)	(1,206)	R	(1,096)		(978)	(394)
(2) Includes Other assets, Sales inducements to contract holders, Goodwill and other intangible assets.
(3) Includes Other liabilities, Derivatives, Pension and other postretirement provisions, Funds held under reinsurance agreements, and Current income taxes (excluding AMT).
(4) First quarter 2021 results include impacts related to the closing of the Individual Life Transaction for both the sold entities and the businesses that were ceded: Total investments, Premium receivable and reinsurance recoverable, and Other assets include the transfer of assets to a comfort trust; Retained earnings includes the investment gains, net of related intangible amortization and charges, due to the transfer of assets to the comfort trust; AOCI includes the reduction in unrealized gains and related intangible amortization and charges related to the transfer of assets to the comfort trust as well as the release of the AOCI related to the sold entities.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 13 of 49

DAC/VOBA Segment Trends

	Three Months Ended						Year-to-Date
(in millions USD)	3/31/2021	12/31/2020		9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Wealth Solutions
Balance as of Beginning-of-Period	207	264		489	1,004	667	207	667
Deferrals of commissions and expenses	16	19		16	17	15	16	15
Amortization	(25)	(20)		(35)	(29)	(23)	(25)	(23)
Unlocking	(17)	35		(154)	38	(22)	(17)	(22)
Change in unrealized capital gains/losses (1)	274	(91)		(52)	(541)	367	274	367
Balance as of End-of-Period	456	207		264	489	1,004	456	1,004
Deferred Sales Inducements as of End-of-Period (2)	26	25		26	27	29	26	29
Other (3)
Balance as of Beginning-of-Period	134	126		125	129	118	134	118
Deferrals of commissions and expenses	9	9		11	10	11	9	11
Amortization	(9)	(12)		(7)	(6)	(6)	(9)	(6)
Unlocking	—	—		—	—	—	—	—
Change in unrealized capital gains/losses (1)	7	12		(3)	(8)	6	7	6
Balance as of End-of-Period	142	134		126	125	129	142	129
Total
Balance as of Beginning-of-Period	341	390		614	1,133	785	341	785
Deferrals of commissions and expenses	25	28		27	27	26	25	26
Amortization	(34)	(32)		(42)	(35)	(29)	(34)	(29)
Unlocking	(17)	35		(154)	38	(22)	(17)	(22)
Change in unrealized capital gains/losses (1)	281	(79)		(55)	(549)	373	281	373
Balance as of End-of-Period, excluding businesses to be exited through reinsurance or divestment	598	341		390	614	1,133	598	1,133
Balance as of End-of-Period, businesses to be exited through reinsurance or divestment (4)	994	1,169	R	1,279	1,353	1,470	994	1,470
Balance as of End-of-Period, including businesses to be exited through reinsurance or divestment	1,592	1,510	R	1,669	1,967	2,603	1,592	2,603

(1) Includes insignificant amounts related to the adoption of a new accounting standard (CECL) in Q1 '20.
(2) Deferred sales inducements in other segments are insignificant.
(3) Primarily includes Health Solutions.
(4) Includes DAC and VOBA related to businesses ceded through reinsurance and an insignificant number of Individual Life and non-Wealth Solutions annuities policies that were not part of the divested businesses.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 14 of 49

Consolidated Capital Structure

	Balances as of
(in millions USD)	3/31/2021	12/31/2020		9/30/2020		6/30/2020	3/31/2020

Financial Debt
Senior bonds	1,868	1,943		1,943		1,943	1,941
Subordinated bonds	1,098	1,098		1,097		1,097	1,098
Other debt	4	4		4		4	4
Total Financial Debt	2,970	3,045		3,044		3,044	3,043
Other financial obligations (1)	434	485		519		565	544
Total Financial Obligations	3,404	3,530		3,563		3,609	3,587

Equity (8)
Preferred equity (2)	612	612		612		612	612
Common equity (Excluding AOCI)	5,409	4,600	R	4,496		4,831	4,903
Total Equity (Excluding AOCI) (3)	6,021	5,212	R	5,108		5,443	5,515
Accumulated other comprehensive income (AOCI)	1,910	4,898	R	4,403	R	4,039	1,841
Total Voya Financial, Inc. Shareholders' Equity	7,931	10,110	R	9,511	R	9,482	7,356
Noncontrolling interest	1,068	1,068		988		741	838
Total Shareholders' Equity	8,999	11,178	R	10,499	R	10,223	8,194

Capital (8)
Capitalization (4)	10,901	13,155	R	12,555	R	12,526	10,399
Adjusted Capitalization (5)	12,403	14,708	R	14,062	R	13,832	11,781

Debt to Capital (8)
Debt to Capital (6)	27.2%	23.1%	R	24.2%	R	24.3%	29.3%
Financial leverage ratio (3)(7)	32.4%	28.2%	R	29.7%	R	30.5%	35.6%

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax.
(2) Includes Preferred stock par value and additional paid-in-capital.
(3) This measure is a Non-GAAP financial measure. For an explanation of our use of Non-GAAP financial measures, refer the “Explanatory Note on Non-GAAP Financial Information” beginning on page 3 of this document. For a reconciliation of this item to the most directly comparable GAAP measure, refer to the “Reconciliations” section beginning on page 36 of this document.

(4) Includes Total Financial Debt and Total Voya Financial Inc. Shareholders' Equity.
(5) This measure is a Non-GAAP financial measure. Includes Total Financial Obligations and Total Shareholders' Equity.
(6) Total Financial Debt divided by Total Voya Financial Inc. Shareholders' Equity.
(7) Total Financial Obligations and Preferred equity divided by Adjusted Capitalization.
(8) First quarter 2021 results include impacts related to the close of the Individual Life Transaction for both the sold entities and the businesses that were ceded: Common Equity (Excluding AOCI) includes the investment gains, net of related intangible amortization and charges, due to the transfer of assets to the comfort trust; AOCI includes the reduction in unrealized gains and related intangible amortization and charges related to the transfer of assets to the comfort trust as well as the release of the AOCI related to the sold entities.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 15 of 49

Consolidated Assets Under Management, Assets Under Administration and Advisement

As of March 31, 2021
(in millions USD)	General Account	Separate Account	Institutional/Mutual Funds	Total AUM - Assets Under Management(2)	AUA - Assets Under Administration & Advisement(3)	Total AUM and AUA(2)

Wealth Solutions(1)	33,397	87,910	72,902	194,209	346,173	540,383
Investment Management	38,708	29,432	180,410	248,550	60,930	309,480
Health Solutions	1,817	17	—	1,834	—	1,834
Eliminations/Other	(35,214)	(24,389)	(11,637)	(71,240)	(51,169)	(122,409)
Total AUM and AUA(2)	38,708	92,970	241,675	373,353	355,934	729,288

(1) Includes wrapped funds as well as unwrapped Voya-managed funds.
(2) Includes AUM balances related to the divested businesses, for which a substantial portion of the assets will continue to be managed by the Investment Management segment.
(3) AUA includes Assets Under Advisement. Wealth Solutions Assets under Administration and Advisement includes Recordkeeping, Stable Value investment-only wrap, Brokerage and Investment Advisory assets. Investment Management Assets under Administration and Advisement includes Mutual Fund, Institutional, Stable Value and General Account assets where only advisement, administrative or ancillary services are performed.

Wealth Solutions

Voya Financial	Page 17 of 49

Wealth Solutions Sources of Normalized Adjusted Operating Earnings and Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Sources of operating earnings before income taxes:
Gross investment income (normalized)	398	408	399	398	391	398	391
Investment expenses	(20)	(20)	(19)	(19)	(19)	(20)	(19)
Credited interest	(216)	(235)	(233)	(232)	(231)	(216)	(231)
Net margin	162	153	147	147	141	162	141
Other investment income (normalized) (1)	44	39	41	44	49	44	49
Investment spread and other investment income (normalized)	205	192	188	191	190	205	190
Full service fee based revenue	156	150	140	122	133	156	133
Recordkeeping and Other fee based revenue	125	125	112	99	113	125	113
Total fee based margin	281	275	251	220	246	281	246
Net underwriting gain (loss) and other revenue	(4)	(5)	(4)	(2)	(3)	(4)	(3)
Administrative expenses	(219)	(210)	(198)	(216)	(228)	(219)	(228)
Net Commissions	(61)	(58)	(57)	(53)	(52)	(61)	(52)
DAC/VOBA and other intangibles amortization, excluding unlocking	(30)	(30)	(29)	(21)	(20)	(30)	(20)
Normalized adjusted operating earnings before income taxes	171	164	152	120	133	171	133
Prepayment fees and alternative investment income above (below) long-term expectations	81	64	45	(92)	7	81	7
DAC/VOBA and other intangibles unlocking (2)	2	30	(172)	9	(16)	2	(16)
Adjusted operating earnings before income taxes (3)	255	258	25	37	124	255	124
Adjusted Return on Capital (4)	15.5%	13.0%	11.8%	10.9%	13.6%	15.5%	13.6%
Full Service Revenue (5)
Full Service Investment Spread and other investment income	275	240	218	97	187	275	187
Full Service Fee Based Revenue	156	150	140	122	133	156	133
Total Full Service Revenue	431	390	358	219	320	431	320

Client Assets
Spread Based	33,397	34,712	34,382	33,616	33,828	33,397	33,828
Fee Based	399,971	379,840	346,516	305,107	259,664	399,971	259,664
Retail Client Assets	64,575	62,842	59,739	57,783	52,579	64,575	52,579
Defined Contribution Investment-only Stable Value	42,441	42,864	41,909	40,784	39,806	42,441	39,806
Total Client Assets	540,383	520,258	482,546	437,290	385,877	540,383	385,877

(1) Includes investment income on assets backing surplus and income from policy loans.
(2) Includes $10 million reserve adjustment related to loss recognition in Q3 2020.
(3) For a reconciliation to the adjusted operating earnings presentation on page 11, see page 41 in the Reconciliation section of this document.
(4) Adjusted Return on Capital calculated using trailing twelve months.
(5) Excludes Net underwriting gain (loss) and other revenue.

Voya Financial	Page 18 of 49

Wealth Solutions Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Full service - Corporate markets
Client Assets, beginning of period	86,581	77,915	72,658	62,562	73,497	86,581	73,497
Transfers / Single deposits	1,915	1,612	1,605	821	1,179	1,915	1,179
Recurring deposits	2,227	1,721	1,714	1,689	2,059	2,227	2,059
Total Deposits	4,142	3,333	3,319	2,510	3,238	4,142	3,238
Surrenders, benefits, and product charges	(3,458)	(3,226)	(2,386)	(1,895)	(2,961)	(3,458)	(2,961)
Net Flows	683	108	933	616	277	683	277
Interest credited and investment performance	2,734	8,559	4,324	9,481	(11,212)	2,734	(11,212)
Client Assets, end of period - Corporate markets	89,999	86,581	77,915	72,658	62,562	89,999	62,562

Full service - Tax-exempt markets
Client Assets, beginning of period	78,831	74,753	68,926	62,504	70,109	78,831	70,109
Transfers / Single deposits	1,038	429	3,059	520	318	1,038	318
Recurring deposits	995	955	921	962	1,039	995	1,039
Total Deposits	2,033	1,384	3,980	1,482	1,357	2,033	1,357
Surrenders, benefits, and product charges	(1,848)	(3,820)	(1,383)	(2,025)	(1,305)	(1,848)	(1,305)
Net Flows	185	(2,436)	2,597	(543)	52	185	52
Interest credited and investment performance	2,164	6,514	3,231	6,965	(7,657)	2,164	(7,657)
Client Assets, end of period - Tax-exempt markets	81,180	78,831	74,753	68,926	62,504	81,180	62,504

Full Service - Total
Client Assets, beginning of period	165,412	152,668	141,584	125,066	143,606	165,412	143,606
Transfers / Single deposits	2,953	2,041	4,664	1,341	1,497	2,953	1,497
Recurring deposits	3,222	2,676	2,635	2,651	3,098	3,222	3,098
Total Deposits	6,175	4,717	7,299	3,992	4,595	6,175	4,595
Surrenders, benefits, and product charges	(5,306)	(7,046)	(3,769)	(3,920)	(4,266)	(5,306)	(4,266)
Net Flows	868	(2,328)	3,530	73	329	868	329
Interest credited and investment performance	4,898	15,073	7,555	16,446	(18,869)	4,898	(18,869)
Client Assets, end of period - Full Service Total	171,179	165,412	152,668	141,584	125,066	171,179	125,066

Full Service - Client Assets
Fee-based	138,326	132,531	120,121	109,748	93,016	138,326	93,016
Spread-based	32,853	32,881	32,547	31,836	32,050	32,853	32,050
Client Assets, end of period - Full Service Total	171,179	165,412	152,668	141,584	125,066	171,179	125,066

Voya Financial	Page 19 of 49

Wealth Solutions Client Assets Rollforward by Product Group

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Recordkeeping
Client Assets, beginning of period	247,309	226,396	195,361	166,649	195,154	247,309	195,154
Transfers / Single deposits	5,725	1,795	22,627	4,998	2,345	5,725	2,345
Recurring deposits	4,660	3,643	3,349	3,631	4,361	4,660	4,361
Total Deposits	10,385	5,439	25,976	8,629	6,706	10,385	6,706
Surrenders, benefits, and product charges	(6,860)	(7,384)	(5,519)	(4,173)	(5,177)	(6,860)	(5,177)
Net Flows	3,525	(1,945)	20,457	4,456	1,529	3,525	1,529
Interest credited and investment performance	10,811	22,858	10,578	24,256	(30,034)	10,811	(30,034)
Client Assets, end of period - Recordkeeping	261,645	247,309	226,396	195,361	166,649	261,645	166,649

Total Defined Contribution (1)
Client Assets, beginning of period	412,721	379,063	336,943	291,713	338,758	412,721	338,758
Transfers / Single deposits	8,677	3,836	27,291	6,340	3,843	8,677	3,843
Recurring deposits	7,882	6,320	5,984	6,282	7,458	7,882	7,458
Total Deposits	16,559	10,156	33,275	12,622	11,301	16,559	11,301
Surrenders, benefits, and product charges	(12,167)	(14,429)	(9,288)	(8,093)	(9,443)	(12,167)	(9,443)
Net Flows	4,392	(4,273)	23,987	4,529	1,858	4,392	1,858
Interest credited and investment performance	15,710	37,931	18,133	40,701	(48,903)	15,710	(48,903)
Client Assets, end of period - Total Defined Contribution	432,823	412,721	379,063	336,943	291,713	432,823	291,713

Defined Contribution Investment-only Stable Value (SV) (2)
Assets, beginning of period	42,864	41,908	40,784	39,807	36,374	42,864	36,374
Transfers / Single deposits	630	1,653	1,008	736	2,719	630	2,719
Recurring deposits	173	211	205	209	788	173	788
Total Deposits	803	1,864	1,213	945	3,507	803	3,507
Surrenders, benefits, and product charges	(959)	(1,103)	(639)	(583)	(913)	(959)	(913)
Net Flows	(156)	761	574	362	2,594	(156)	2,594
Interest credited and investment performance	(266)	195	550	615	839	(266)	839
Assets, end of period - Defined Contribution Investment-only SV	42,442	42,864	41,908	40,784	39,807	42,442	39,807

Retail Client Assets (3)	64,581	62,848	59,745	57,789	52,585	64,581	52,585

Other Assets (4)	538	1,825	1,828	1,774	1,771	538	1,771

Total Client Assets	540,383	520,258	482,546	437,290	385,877	540,383	385,877

(1) Total of Full Service and Recordkeeping
(2) Includes Stable Value Investment-only Wrap and Stable Value Separate Accounts.
(3) Includes assets of our Retail Wealth Management business, as well as assets in a proprietary IRA mutual fund product that is distributed by both VFA (affiliated) and non-affiliated advisors.
(4) Includes other guaranteed payout products.

Investment Management

Voya Financial	Page 21 of 49

Investment Management Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Sources of operating earnings before income taxes:
Investment capital and other investment income (normalized)	6	6	5	6	6	6	6
Fee based margin(1)	162	217	157	150	162	162	162
Administrative expenses(2)	(137)	(145)	(126)	(109)	(126)	(137)	(126)
Normalized adjusted operating earnings before income taxes	30	78	36	46	42	30	42
Prepayment fees and alternative investment income above (below) long-term expectations	22	12	11	(27)	(2)	22	(2)
Adjusted operating earnings before income taxes(3)	52	90	47	20	40	52	40

Fee based margin(1)
Investment advisory and administrative revenue	158	160	154	148	157	158	157
Other fee based margin	4	57	3	2	5	4	5
Fee based margin (normalized)	162	217	157	150	162	162	162

(1) Includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Includes expenses attributable to investment capital results above (below) long-term expectations.
(3) For a reconciliation to the adjusted operating earnings presentation on page 11, see page 42 in the Reconciliation section of this document.

Voya Financial	Page 22 of 49

Investment Management Analysis of AUM and AUA

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Client Assets:
External Clients
Institutional	134,460	111,964	110,019	105,573	93,662	134,460	93,662
Retail	75,382	75,116	70,367	67,359	60,168	75,382	60,168
Subtotal External Clients	209,842	187,080	180,385	172,932	153,830	209,842	153,830
General Account	38,708	58,421	57,815	56,997	56,873	38,708	56,873
Total Client Assets (AUM)	248,550	245,501	238,200	229,929	210,703	248,550	210,703
Assets under Advisement and Administration (AUA)	60,930	56,179	53,241	51,971	46,969	60,930	46,969
Total AUM and AUA	309,480	301,680	291,441	281,900	257,672	309,480	257,672

Investment Advisory and Administrative Revenues (1)
External Clients
Institutional	79	72	69	65	65	79	65
Retail	53	54	51	50	57	53	57
Subtotal External Clients	132	126	121	115	123	132	123
General Account	21	29	29	29	29	21	29
Total Investment Advisory and Administrative Revenues (AUM)	153	155	150	144	152	153	152
Administration Only Fees	5	5	4	4	5	5	5
Total Investment Advisory and Administrative Revenues	158	160	154	148	157	158	157

Revenue Yield (bps) (1)
External Clients
Institutional	23.2	26.0	25.6	25.7	27.5	23.2	27.5
Retail	28.4	30.1	29.9	30.9	33.5	28.4	33.5
Revenue Yield on External Clients	25.1	27.6	27.3	27.7	30.0	25.1	30.0
General Account	21.9	20.2	20.5	20.4	20.2	21.9	20.2
Revenue Yield on Client Assets (AUM)	24.6	25.8	25.6	25.9	27.5	24.6	27.5
Revenue Yield on Advisement and Administrative Only Assets (AUA)	3.5	3.7	3.5	3.3	4.3	3.5	4.3
Total Revenue Yield on AUM and AUA (bps)	20.5	21.8	21.6	21.7	23.3	20.5	23.3

Revenue Yield on Client Assets (AUM) - trailing twelve months	25.3	26.1	26.5	27.3	27.9	25.3	27.9

(1) Investment Advisory and Administrative Revenues and resulting Revenue Yields exclude any performance fees.

Voya Financial	Page 23 of 49

Investment Management Account Rollforward by Source

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Institutional AUM:
Beginning of period AUM	111,964	110,019	105,573	93,662	94,424	111,964	94,424
Inflows	3,414	4,177	5,046	9,710	3,167	3,414	3,167
Outflows	(3,419)	(4,195)	(3,106)	(2,445)	(2,313)	(3,419)	(2,313)
Subtotal Investment Management Sourced Institutional Net Flows (1)	(5)	(18)	1,941	7,265	854	(5)	854
Affiliate Sourced Institutional Inflows	632	864	600	694	1,674	632	1,674
Affiliate Sourced Institutional Outflows	(755)	(1,409)	(524)	(631)	(695)	(755)	(695)
Subtotal Affiliate Sourced Net Flows	(123)	(545)	76	63	979	(123)	979
Net flows- Institutional AUM (1)	(128)	(563)	2,016	7,327	1,833	(128)	1,833
Net Money Market Flows	—	—	55	—	—	—	—
Change in Market Value	(2,561)	3,331	2,579	4,797	(3,845)	(2,561)	(3,845)
Other (Including Acquisitions / Divestitures) (2)	25,185	(823)	(204)	(214)	1,250	25,185	1,250
End of period AUM- Institutional	134,460	111,964	110,019	105,573	93,662	134,460	93,662
Organic Growth (Net Flows/Beginning of period AUM) (1)	-0.1%	-0.5%	1.7%	7.8%	1.9%	-0.1%	1.9%
Market Growth %	-2.3%	3.0%	2.4%	5.1%	-4.1%	-2.3%	-4.1%
Retail AUM:
Beginning of period AUM	75,116	70,367	67,359	60,168	72,398	75,116	72,398
Inflows	2,215	1,861	1,958	1,892	2,700	2,215	2,700
Outflows	(2,102)	(1,605)	(1,589)	(1,923)	(2,996)	(2,102)	(2,996)
Sub-advised Retail Net Flows	(1)	(5)	(21)	(12)	(148)	(1)	(148)
Subtotal Investment Management Sourced Retail Net Flows	113	251	348	(43)	(444)	113	(444)
Affiliate Sourced Retail Inflows	737	501	623	559	770	737	770
Affiliate Sourced Retail Outflows	(1,102)	(1,804)	(962)	(804)	(1,235)	(1,102)	(1,235)
Subtotal Affiliate Sourced Retail Net Flows (3)	(365)	(1,303)	(339)	(245)	(465)	(365)	(465)
Net Flows from Divested Businesses	(795)	(679)	(605)	(520)	(702)	(795)	(702)
Net flows- Retail AUM	(1,047)	(1,731)	(596)	(808)	(1,611)	(1,047)	(1,611)
Net Money Market Flows	(157)	(1)	32	2	320	(157)	320
Change in Market Value	1,604	6,522	3,632	8,300	(10,077)	1,604	(10,077)
Other (Including Acquisitions / Divestitures)	(134)	(41)	(61)	(303)	(862)	(134)	(862)
End of period AUM- Retail	75,382	75,116	70,367	67,359	60,168	75,382	60,168
Retail Organic Growth excluding Net Flows from Divested Businesses and Sub-advisor Replacements (Net Flows / Beginning of period AUM)	-0.3%	-1.5%	—%	-0.5%	-1.3%	-0.3%	-1.3%
Market Growth %	2.1%	9.3%	5.4%	13.8%	-13.9%	2.1%	-13.9%

Total Investment Management Sourced Net Flows (1)	107	233	2,289	7,221	410	107	410
Affiliate Sourced Net Flows (3)	(487)	(1,847)	(264)	(182)	515	(487)	515
Net Flows from Divested Businesses	(795)	(679)	(605)	(520)	(702)	(795)	(702)
Total Net Flows (1)	(1,175)	(2,293)	1,420	6,519	223	(1,175)	223
Net Flows excluding Net Flows from Divested Businesses and Sub-advisor Replacements (1)	(380)	(1,614)	2,025	7,040	924	(380)	924
Total External Clients Organic Growth (Net Flows excluding Divested Businesses and Sub-advisor Replacement / Beginning period AUM) (1)	-0.2%	-0.9%	1.2%	4.6%	0.6%	-0.2%	0.6%

(1) Starting Q1 2021, amounts exclude liquidity related cash flow activities. Historical periods presented have been revised to conform with this presentational change.
(2) Starting Q1 2021, amounts include liquidity related cash flow activities. Historical periods presented have been revised to conform with this presentational change.
(3) Includes Wealth Solutions distribution of Voya Investment Management retail funds.

Voya Financial	Page 24 of 49

Investment Management Account Value by Asset Type

	Balances as of
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Institutional
Equity	23,485	23,576	22,197	20,415	19,158
Fixed Income	110,975	88,388	87,822	85,158	74,504
Real Estate	—	—	—	—	—
Money Market	—	—	—	—	—
Total	134,460	111,964	110,019	105,573	93,662
Retail
Equity	45,935	45,310	41,285	39,667	34,182
Fixed Income	27,789	28,005	27,309	25,942	24,236
Real Estate	—	—	—	—	—
Money Market	1,658	1,801	1,773	1,750	1,750
Total	75,382	75,116	70,367	67,359	60,168
General Account
Equity	418	320	451	314	307
Fixed Income	37,522	56,855	56,254	55,505	55,544
Real Estate	—	—	—	—	—
Money Market	767	1,246	1,110	1,178	1,022
Total	38,707	58,421	57,815	56,997	56,873
Combined Asset Type
Equity	69,838	69,205	63,933	60,396	53,647
Fixed Income	176,287	173,249	171,384	166,605	154,284
Real Estate	—	—	—	—	—
Money Market	2,425	3,047	2,883	2,928	2,772
Total	248,550	245,501	238,200	229,929	210,703

Total Specialty Assets	73,013	73,279	72,064	69,973	69,523
% of Specialty Assets / Total AUM	29.4%	29.9%	30.3%	30.4%	33.0%

Total Wealth Assets	109,498	109,592	105,757	101,306	95,781
% of Wealth Assets / Total AUM	44.1%	44.6%	44.4%	44.1%	45.5%

Health Solutions

Voya Financial	Page 26 of 49

Health Solutions Sources of Normalized Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Sources of operating earnings before income taxes:
Gross investment income (normalized)	22	23	23	24	22	22	22
Investment expenses	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Credited interest	(14)	(13)	(14)	(14)	(14)	(14)	(14)
Net margin	8	9	8	9	7	8	7
Other investment income (normalized)	8	4	6	4	7	8	7
Investment spread and other investment income (normalized)	16	13	14	13	14	16	14
Net underwriting gain (loss) and other revenue	137	143	149	145	164	137	164
Administrative expenses	(74)	(67)	(66)	(66)	(70)	(74)	(70)
Net commissions	(42)	(42)	(41)	(42)	(43)	(42)	(43)
DAC/VOBA and other intangibles amortization, excluding unlocking	(6)	(4)	(6)	(4)	(5)	(6)	(5)
Normalized adjusted operating earnings before income taxes	31	43	51	46	60	31	60
Prepayment fees and alternative investment income above (below) long-term expectations	6	7	6	(10)	1	6	1
DAC/VOBA and other intangibles unlocking	—	—	—	—	—	—	—
Adjusted operating earnings before income taxes (1)	37	50	56	36	61	37	61
Adjusted Return on Capital (2)	26.8%	30.2%	31.0%	31.7%	34.1%	26.8%	34.1%

Group life:
Premiums	136	132	133	133	130	136	130
Benefits	(137)	(109)	(109)	(112)	(102)	(137)	(102)
Other (3)	(7)	(3)	(1)	(2)	(1)	(7)	(1)
Total Group life	(8)	20	23	19	27	(8)	27
Group Life Loss Ratio (Interest adjusted)	100.7%	82.3%	81.9%	83.8%	78.1%	100.7%	78.1%
Group stop loss:
Premiums	291	264	268	266	264	291	264
Benefits	(220)	(210)	(214)	(208)	(193)	(220)	(193)
Other (3)	(2)	(1)	(1)	(1)	(1)	(2)	(1)
Total Group stop loss	69	53	53	57	70	69	70
Stop loss Loss Ratio	75.6%	79.6%	79.8%	78.1%	73.2%	75.6%	73.2%
Voluntary Benefits, Disability, and Other	76	70	73	66	67	76	67

Net underwriting gain (loss) and other revenue
Premiums	561	512	516	519	515	561	515
Benefits	(413)	(364)	(364)	(374)	(349)	(413)	(349)
Other (3)	(10)	(5)	(2)	(3)	(2)	(10)	(2)
Total Net underwriting gain (loss) and other revenue	137	143	149	145	164	137	164
Total Aggregate Loss Ratio (2)	71.8%	70.4%	69.7%	69.3%	69.1%	71.8%	69.1%

(1) For a reconciliation to the adjusted operating earnings presentation on page 11, see page 42 in the Reconciliation section of this document.
(2) Adjusted Return on Capital and Total Aggregate Loss Ratio are calculated using Trailing twelve months.
(3) Includes service fees, dividends, interest expenses, and other miscellaneous expenses. The Loss Ratio calculation does not include Other.

Voya Financial	Page 27 of 49

Health Solutions Key Metrics

	Three Months Ended or As of					Year-to-Date or As of
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Sales by Product Line:
Group life and Disability	60	6	11	21	81	60	81
Stop loss	297	15	35	17	241	297	241
Voluntary	81	5	8	41	80	81	80
Total sales by product line	438	26	54	79	402	438	402

Total gross premiums and deposits	607	557	554	563	560	607	560

Annualized In-force Premiums by Product Line:
Group life and Disability	730	714	702	716	704	730	704
Stop loss	1,182	1,096	1,091	1,075	1,084	1,182	1,084
Voluntary	554	472	474	477	483	554	483
Total annualized in-force premiums	2,466	2,282	2,267	2,268	2,271	2,466	2,271

Assets Under Management by Fund Group
General account	1,817	1,821	1,864	1,856	1,767	1,817	1,767
Separate account	17	16	15	14	13	17	13
Total AUM	1,834	1,837	1,879	1,870	1,780	1,834	1,780

Corporate

Voya Financial	Page 29 of 49

Corporate Adjusted Operating Earnings

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Interest expense (excluding Preferred stock dividends)(1)	(42)	(44)	(43)	(44)	(43)	(42)	(43)
Preferred stock dividends	(14)	(4)	(14)	(4)	(14)	(14)	(14)
Amortization of intangibles	(2)	(2)	(6)	(8)	(9)	(2)	(9)
Stranded costs net of TSA revenue(2)	(13)	—	—	—	—	(13)	—
Other	—	(9)	9	13	11	—	11
Normalized adjusted operating earnings before income taxes	(71)	(59)	(54)	(43)	(55)	(71)	(55)
Individual Life transaction, stranded costs, pre-close(2)	—	(35)	(34)	(32)	(36)	—	(36)
Adjusted operating earnings before income taxes	(71)	(94)	(88)	(75)	(91)	(71)	(91)

(1) Includes interest expense related to intercompany loans and other operating expenses related to financing agreements.
(2) For periods ended on or prior to the closing of the Individual Life Transaction, Stranded Costs associated with the Individual Life Transaction where the corresponding revenue is now reported in discontinued operations or in businesses exited or to be exited through reinsurance or divestment were excluded for normalized adjusted operating earnings;  for periods after the closing of the Individual Life Transaction any remaining Stranded Costs and the associated revenues from TSAs are reported in normalized adjusted operating earnings.

Administrative Expenses

Voya Financial	Page 31 of 49
Administrative Expenses

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Wealth Solutions	(219)	(210)	(198)	(216)	(228)	(219)	(228)
Investment Management	(137)	(145)	(126)	(109)	(126)	(137)	(126)
Health Solutions	(74)	(67)	(66)	(66)	(70)	(74)	(70)
Stranded costs net of TSA revenue(1)	(13)	—	—	—	—	(13)	—
Total Administrative Expenses(2)	(443)	(422)	(390)	(391)	(424)	(443)	(424)

(1) Includes Stranded Costs, net of associated TSA revenue, subsequent to the closing of the Individual Life Transaction.
(2) Excludes certain expenses reported in Corporate related to changes in incentive compensation accruals above (below) target performance, pension, and certain corporate expenses that are either short duration projects or expenses not expected to recur at the same level.

Investment Information

Voya Financial	Page 33 of 49
Portfolio Results GAAP Book Value, Gross Investment Income, and Earned Rate by Asset Class

	Three Months Ended
(in millions USD)	3/31/2021

Invested Assets
Book Values, Gross investment income and Earned rate(1)	Book Value	BV %	Gross Investment Income	Earned Rate (annualized)
Public corporate	13,093	32.0%	155	5.0%
Private credit	8,085	20.0%	94	4.6%
Securitized(2)(3)	9,904	24.0%	105	4.2%
Commercial mortgage loans	5,614	14.0%	57	4.2%
Municipals	848	2.0%	8	4.1%
Short-term / Treasury	781	2.0%	8	4.4%
Equity securities	416	1.0%	5	6.0%
Policy loans	424	1.0%	5	5.3%
Derivatives	(11)	—%	3	N/A
Book Values and Gross Investment Income before variable components	39,154	97.0%	441	4.7%

Book Values and Gross Investment Income on variable components
Limited partnership	1,287	3.0%	116	46.6%
Prepayment / Other fee income	N/A	N/A	10	0.1%
Book Values and Gross Investment Income (variable)	1287	3.0%	126	N/A
Total Book Values and Gross Investment Income reflected in Adjusted Operating Earnings	40,441	100.0%	567	5.8%

(1) Table represents annualized yield for Voya's General Account assets.Investment results related to businesses exited through reinsurance or divestment, and other miscellaneous items are excluded.
(2) Includes operating investment income from CMO-B portfolio assets, including derivatives.
(3) For CMO-B securities subject to the fair value option, operating investment income is determined by applying the prospective cash flow yield. Other income attributable to market value changes are excluded.

Voya Financial	Page 34 of 49
Portfolio Results Statutory Carrying Values by Asset Class and NAIC Ratings

	Three Months Ended
(in millions USD)	12/31/2020(2)

Statutory Carrying Value(1)	Statutory Value	SV %
Public corporate	12,297	31.0%
Private credit	8,226	21.0%
Securitized	9,873	25.0%
Municipals	814	2.0%
Short-term / Treasury	889	2.0%
Total Fixed maturities	32,100	82.0%
Commercial mortgage loans	5,581	14.0%
Limited partnership	1,183	3.0%
Equity securities	356	1.0%
Total	39,220	100.0%

NAIC Ratings
Fixed Maturities:
NAIC 1	16,626	52.0%
NAIC 2	13,676	43.0%
NAIC 3 and below	1,798	6.0%
Total Fixed maturities	32,100	100.0%

Commercial Mortgage Loans:
CML 1	4,854	87.0%
CML 2	676	12.0%
CML 3 and below	51	1.0%
Total Commercial mortgage loans	5,581	100.0%

(1) General Account Portfolio represents pro-forma statutory carrying value weights, post Life Transaction view, for Voya’s ongoing operating insurance companies (RLI, RNY, and VRIAC).
(2) Presented one quarter in arrears based on the timing of our statutory filings.

Voya Financial	Page 35 of 49
Alternative Investment Income

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Wealth Solutions
Average alternative investments	1,127	880	852	897	883	1,127	883
Alternative investment income	107	80	62	(66)	31	107	31
Investment Management
Average alternative investments	262	262	242	214	230	262	230
Alternative investment income	28	18	16	(22)	3	28	3
Health Solutions
Average alternative investments	85	100	100	100	95	85	95
Alternative investment income	8	9	7	(7)	3	8	3

Table above excludes alternative investments that are reflected in businesses exited or to be exited and in discontinued operations.

Reconciliations

Voya Financial	Page 37 of 49

Reconciliation of Consolidated Statements of Operations

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Revenues
Net investment income	714	825	800	586	698	714	698
Fee income	458	550	507	464	505	458	505
Premiums	(4,987)	597	604	607	608	(4,987)	608
Net realized capital gains (losses)	1,742	(61)	(70)	(1)	(233)	1,742	(233)
Other revenues	110	146	90	81	92	110	92
Income (loss) related to consolidated investment entities	6	167	140	(68)	15	6	15
Total revenues	(1,957)	2,224	2,071	1,669	1,685	(1,957)	1,685

Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	4,190	(923)	(1,299)	(997)	(882)	4,190	(882)
Operating expenses	(602)	(741)	(630)	(643)	(640)	(602)	(640)
Net amortization of DAC/VOBA	(539)	(16)	(241)	(19)	(76)	(539)	(76)
Interest expense	(49)	(39)	(40)	(40)	(40)	(49)	(40)
Operating expenses related to consolidated investment entities	(5)	(10)	(6)	(12)	(3)	(5)	(3)
Total benefits and expenses	2,995	(1,729)	(2,216)	(1,711)	(1,641)	2,995	(1,641)
Income (loss) from continuing operations before income taxes	1,038	495	(145)	(42)	44	1,038	44
Less:
Net investment gains (losses) and related charges and adjustments	38	(41)	29	42	(8)	38	(8)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	10	58	16	38	(89)	10	(89)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	725	46	(342)	(55)	9	725	9
Income (loss) attributable to noncontrolling interests	—	124	106	(79)	6	—	6
Income (loss) on early extinguishment of debt	(10)	—	—	—	—	(10)	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	2	—	—	—	—	—
Dividend payments made to preferred shareholders	14	4	14	4	14	14	14
Other adjustments	(11)	(2)	(8)	(9)	(22)	(11)	(22)
Adjusted operating earnings before income taxes	273	304	40	17	134	273	134

Voya Financial	Page 38 of 49

Reconciliation of Adjusted Operating Revenues

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Total revenues	(1,957)	2,224	2,071	1,669	1,685	(1,957)	1,685

Less:
Net realized investment gains (losses) and related charges and adjustments	32	(47)	27	41	(8)	32	(8)
Gain (loss) on change in fair value of derivatives related to guaranteed benefits	10	58	16	38	(90)	10	(90)
Revenues (losses) related to business exited or to be exited through reinsurance or divestment	(3,709)	419	399	332	344	(3,709)	344
Revenues (loss) attributable to noncontrolling interests	5	156	116	(66)	9	5	9
Other adjustments	109	99	80	99	33	109	33
Total adjusted operating revenues	1,595	1,539	1,434	1,225	1,397	1,595	1,397

Adjusted operating revenues by segment
Wealth Solutions	782	763	718	559	677	782	677
Investment Management	190	235	173	129	166	190	166
Health Solutions	600	540	541	530	543	600	543
Corporate	24	1	2	7	11	24	11
Total adjusted operating revenues	1,595	1,539	1,434	1,225	1,397	1,595	1,397

Voya Financial	Page 39 of 49

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Wealth Solutions
Adjusted operating earnings before income taxes	575	443	347	440	583
Less:
DAC/VOBA and other intangibles unlocking	(131)	(149)	(189)	(46)	(50)
Adjusted Operating Earnings - excluding Unlocking before interest	706	592	536	486	633
Income tax expense	104	79	64	46	75
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	602	513	472	440	558

Adjusted Operating effective tax rate, excluding Unlocking (2)	17.1%	16.1%	15.2%	-19.4%	13.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	14.8%	13.4%	11.9%	9.4%	11.9%
Average Capital	3,875	3,937	3,993	4,054	4,094
Ending Capital	3,703	3,937	3,795	3,909	4,014
Adjusted Return on Capital	15.5%	13.0%	11.8%	10.9%	13.6%

Investment Management
Adjusted Operating Earnings - excluding Unlocking before interest	210	197	166	165	186
Income tax expense	44	41	35	35	39
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	166	156	131	130	147

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	347	332	321	315	311
Ending Capital	381	373	340	323	321
Adjusted Return on Capital	47.7%	47.6%	40.7%	41.0%	47.1%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Wealth Solutions segment.

Voya Financial	Page 40 of 49

Reconciliation of Adjusted Operating Earnings - excluding Unlocking; Adjusted Return on Capital (1)

	Twelve Months Ended (1)
(in millions USD, unless otherwise indicated)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Health Solutions
Adjusted operating earnings before income taxes	179	204	208	209	222
Less:
DAC/VOBA and other intangibles unlocking	—	—	—	—	—
Adjusted Operating Earnings - excluding Unlocking before interest	179	204	208	209	222
Income tax expense	38	43	44	44	47
Adjusted Operating Earnings - excluding Unlocking before interest and after income taxes	141	161	164	165	175

Adjusted Operating effective tax rate, excluding Unlocking (2)	21.0%	21.0%	21.0%	21.0%	21.0%
Adjusted Operating effective tax rate, excluding Unlocking - Trailing Twelve Months	21.0%	21.0%	21.0%	21.0%	21.0%
Average Capital	529	533	546	522	515
Ending Capital	497	514	543	549	523
Adjusted Return on Capital	26.8%	30.2%	31.0%	31.7%	34.1%

(1) Due to rounding, trailing twelve month totals may not equal the sum of the quarters.
(2) We assume a 21% tax rate on segment Adjusted operating earnings, excluding unlocking, less the estimated benefit of the dividends received deduction in our Wealth Solutions segment.

Voya Financial	Page 41 of 49

Wealth Solutions Sources of Operating Earnings Reconciliation

	Page	Three Months Ended					Year-to-Date
(in millions USD)	Reference	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Net investment income and net realized gains (losses)	page 11	509	496	473	336	437	509	437
Reclass adjustments:
Credited Interest	page 17	(216)	(235)	(233)	(232)	(231)	(216)	(231)
Prepayment fees and alternative investment income above (below) long-term expectations	page 17	(81)	(64)	(45)	92	(7)	(81)	(7)
Other(1)		(7)	(5)	(7)	(5)	(9)	(7)	(9)
Investment spread and other investment income (normalized)	page 17	205	192	188	191	190	205	190

Fee income	page 11	252	242	222	197	216	252	216
Other revenue	page 11	21	24	23	20	22	21	22
Reclass adjustments:
Other(1)		8	9	6	3	8	8	8
Total fee based margin	page 17	281	275	251	220	246	281	246

Premiums	page 11	—	—	—	6	2	—	2
Interest credited and other benefits to contract owners/policyholders	page 11	(216)	(237)	(249)	(241)	(235)	(216)	(235)
Reclass adjustments:
Credited Interest	page 17	216	235	233	232	231	216	231
Loss Recognition	page 17	—	—	10	—	—	—	—
Other(1)		(4)	(3)	2	1	(1)	(4)	(1)
Net underwriting gain (loss) and other revenue	page 17	(4)	(5)	(4)	(2)	(3)	(4)	(3)

Operating expenses	page 11	(283)	(269)	(254)	(269)	(282)	(283)	(282)
Administration expenses and Net commissions	page 17	(280)	(268)	(255)	(269)	(280)	(280)	(280)

Net amortization of DAC/VOBA	page 11	(29)	1	(190)	(12)	(36)	(29)	(36)
Reclass adjustments:
DAC/VOBA and other intangibles unlocking	page 17	(2)	(30)	172	(9)	16	(2)	16
Loss Recognition	page 17	—	—	(10)	—	—	—	—
DAC/VOBA and other intangibles amortization, excluding unlocking	page 17	(30)	(30)	(29)	(21)	(20)	(30)	(20)

(1) Includes presentational reclasses primarily related to reinsurance and policy loans.

Voya Financial	Page 42 of 49

Investment Management and Health Solutions Sources of Operating Earnings Reconciliation

	Page	Three Months Ended					Year-to-Date
(in millions USD)	Reference	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020
Investment Management
Net investment income and net realized gains (losses)	page 11	28	18	16	(22)	3	28	3
Reclass adjustments:
Prepayment fees and alternative investment income above (below) long-term expectations	page 21	(22)	(12)	(11)	27	2	(22)	2
Investment spread and other investment income (normalized)	page 21	6	6	5	6	6	6	6

Fee income	page 11	158	160	154	148	157	158	157
Other revenue	page 11	3	57	4	3	6	3	6
Total fee based margin	page 21	162	217	157	150	162	162	162

Operating expenses	page 11	(137)	(145)	(126)	(109)	(126)	(137)	(126)
Administration expenses	page 21	(137)	(145)	(126)	(109)	(126)	(137)	(126)

Health Solutions
Net investment income and net realized gains (losses)	page 11	36	34	33	17	29	36	29
Reclass adjustments:
Credited Interest	page 26	(14)	(13)	(14)	(14)	(14)	(14)	(14)
Prepayment fees and alternative investment income above (below) long-term expectations	page 26	(6)	(7)	(6)	10	(1)	(6)	(1)
Investment spread and other investment income (normalized)	page 26	16	13	14	13	14	16	14

Fee income	page 11	15	15	15	16	15	15	15
Other revenue	page 11	(2)	(2)	(1)	(3)	(1)	(2)	(1)
Premiums	page 11	550	492	494	500	500	550	500
Interest credited and other benefits to contract owners/policyholders	page 11	(437)	(376)	(372)	(383)	(364)	(437)	(364)
Reclass adjustments:
Credited Interest	page 26	14	13	14	14	14	14	14
Net underwriting gain (loss) and other revenue	page 26	137	143	149	145	164	137	164

Operating expenses	page 11	(119)	(109)	(108)	(107)	(113)	(119)	(113)
Administration expenses and Net commissions	page 26	(116)	(109)	(107)	(108)	(113)	(116)	(113)

Net amortization of DAC/VOBA	page 11	(6)	(4)	(6)	(4)	(5)	(6)	(5)
DAC/VOBA and other intangibles amortization, excluding unlocking	page 26	(6)	(4)	(6)	(4)	(5)	(6)	(5)

Voya Financial	Page 43 of 49

Prepayments and Alternative Income Above (Below) Long-Term Expectations

	Three Months Ended					Twelve Months Ended
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Prepayments Above (Below) Long-term Expectations (1)
Wealth Solutions	(1)	4	2	(7)	(4)	(2)	13
Investment Management	—	—	—	—	—	—	—
Health Solutions	—	—	1	(1)	—	—	1
Total	(1)	4	3	(8)	(4)	(2)	14

Alternatives Above (Below) Long-term Expectations (1)
Wealth Solutions	82	59	43	(85)	11	99	42
Investment Management	22	12	11	(27)	(2)	18	(2)
Health Solutions	6	7	5	(9)	1	9	5
Total	110	78	59	(121)	10	126	45

Prepayments and Alternative Income Above (Below) Long-Term Expectations (1)
Wealth Solutions	81	64	45	(92)	7	98	55
Investment Management	22	12	11	(27)	(2)	18	(2)
Health Solutions	6	7	6	(10)	1	9	6
Total	109	83	61	(129)	6	125	59

(1) The amount by which Investment income from prepayment fees and alternative investments exceeds or is less than our long-term expectations reported on a pre-DAC basis.

Voya Financial	Page 44 of 49

Reconciliation of Normalized Adjusted Operating Earnings and Earnings Per Common Share (Diluted)

	Three Months Ended
(in millions except per share in whole dollars)	3/31/2021			12/31/2020				9/30/2020			6/30/2020			3/31/2020
	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)		Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)	Pre-tax	After-tax	Per share (1)

Income (loss) available to Voya Financial, Inc.'s common shareholders		1,086	8.29		257	1.94	R		(333)	(2.64)		(66)	(0.51)		(100)	(0.73)
Plus: Net income (loss) attributable to noncontrolling interest		—	—		124	0.93			106	0.84		(79)	(0.61)		6	0.04
Less: Preferred stock dividends		(14)	(0.11)		(4)	(0.03)			(14)	(0.11)		(4)	(0.03)		(14)	(0.10)
Less: Income (loss) from discontinued operations		14	0.10		(57)	(0.43)	R		(140)	(1.11)		(93)	(0.72)		(130)	(0.94)
Income (loss) from continuing operations	1,038	1,086	8.30	495	442	3.33		(145)	(73)	(0.58)	(42)	(48)	(0.37)	44	50	0.36
Less:
Net investment gains (losses) and related charges and adjustments	38	30	0.23	(41)	(32)	(0.24)		29	23	0.18	42	34	0.26	(8)	(6)	(0.05)
Net guaranteed benefit hedging gains (losses) and related charges and adjustments	10	8	0.06	58	46	0.35		16	12	0.10	38	30	0.23	(89)	(70)	(0.51)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	725	804	6.14	46	36	0.27		(342)	(270)	(2.09)	(55)	(43)	(0.34)	9	7	0.05
Net income (loss) attributable to noncontrolling interest	—	—	—	124	124	0.93		106	106	0.84	(79)	(79)	(0.61)	6	6	0.04
Income (loss) on early extinguishment of debt	(10)	(8)	(0.06)	—	—	—		—	—	—	—	—	—	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	—	—	—	2	2	0.01		—	—	—	—	—	—	—	—	—
Dividend payments made to preferred shareholders	14	14	0.11	4	4	0.03		14	14	0.11	4	4	0.03	14	14	0.10
Other adjustments	(11)	15	0.12	(2)	11	0.08		(8)	2	0.02	(9)	(13)	(0.10)	(22)	(15)	(0.11)
Adjustment due to antidilutive effect of net loss in the current period (2)	—	—	—	—	—	—		—	—	(0.03)	—	—	—	—	—	—
Adjusted operating earnings	273	223	1.70	304	251	1.90		40	39	0.30	17	20	0.15	134	115	0.83
Less:
DAC, VOBA and other intangibles unlocking	2	2	0.01	30	24	0.18		(172)	(136)	(1.05)	9	7	0.05	(16)	(13)	(0.09)
Prepayment fees and alternative investment income above (below) long-term expectations	109	86	0.66	83	66	0.49		61	48	0.37	(129)	(102)	(0.79)	6	5	0.04
Individual Life transaction stranded costs, pre-close	—	—	—	(35)	(28)	(0.21)		(34)	(27)	(0.21)	(32)	(25)	(0.20)	(36)	(28)	(0.21)
Normalized adjusted operating earnings	161	135	1.03	227	190	1.44		185	154	1.19	169	140	1.09	180	151	1.10

(1) Per share calculations are based on un-rounded numbers.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 45 of 49

Reconciliation of Book Value Per Common Share, Excluding AOCI

	Three Months Ended or As of							Year-to-Date or As of
(in whole dollars)	3/31/2021	12/31/2020		9/30/2020		6/30/2020	3/31/2020	3/31/2021	3/31/2020

Book value per common share, including AOCI	60.39	76.47	R	70.52	R	70.34	53.52	60.39	53.52
Per share impact of AOCI	(15.76)	(39.44)	R	(34.89)	R	(32.03)	(14.61)	(15.76)	(14.61)
Book value per common share, excluding AOCI	44.63	37.04	R	35.63	R	38.31	38.91	44.63	38.91

Debt to capital	27.2%	23.1%	R	24.2%	R	24.3%	29.3%	27.2%	29.3%
Capital impact of adding non-controlling interest	-6.4%	-1.9%	R	-2.0%	R	-1.5%	-2.4%	-6.4%	-2.4%
Impact of adding other financial obligations and treatment of preferred stock (1)	11.6%	7.0%	R	7.5%	R	7.7%	8.7%	11.6%	8.7%
Financial leverage ratio	32.4%	28.2%	R	29.7%	R	30.5%	35.6%	32.4%	35.6%

Reconciliation of shares used in Normalized adjusted operating earnings per common share (Diluted)
Weighted-average common shares outstanding - Basic	122.7	126.3		126.3		126.2	130.9	122.7	130.9
Dilutive effect of warrants	5.4	3.0		1.0		—	2.9	5.4	2.9
Other dilutive effects (2)	2.8	3.1		2.0		2.1	3.6	2.8	3.6
Weighted-average common shares outstanding - Diluted	130.9	132.4		126.3		128.3	137.4	130.9	137.4
Dilutive effect of the exercise or issuance of stock-based awards (3)	—	—		3.2		—	—	—	—
Weighted average common shares outstanding - Adjusted Diluted (3)	130.9	132.4		129.5		128.3	137.4	130.9	137.4

(1) Includes operating leases, capital leases, and unfunded pension plan after-tax and the impact of eliminating equity treatment for preferred stock.
(2) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(3) For periods in which there is Net loss from continuing operations available to common shareholders, Normalized adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the Normalized adjusted operating EPS calculation.

R As Revised, please refer to Explanatory Note on Non-GAAP Financial Information on page 3 of this document for further detail.

Voya Financial	Page 46 of 49

Reconciliation of Investment Management Normalized Adjusted Operating Margin, Excluding Investment Capital

	Three Months Ended			Twelve Months Ended
(in millions USD, unless otherwise indicated)	3/31/2021	12/31/2020	3/31/2020	3/31/2021	12/31/2020	3/31/2020

Adjusted operating revenues(1)	189	235	166	726	702	693
Adjusted operating expenses(2)	(137)	(145)	(126)	(517)	(506)	(507)
Adjusted operating earnings before income taxes(1)(2)	52	90	40	209	197	186
Adjusted operating margin	27.5%	38.3%	23.9%	28.8%	28.0%	26.8%

Adjusted operating revenues(1)	189	235	166	726	702	693
Less:
Investment Capital Results	28	18	3	40	15	18
Adjusted operating revenues excluding Investment Capital	161	217	163	686	687	675
Adjusted operating expenses(2)	(137)	(145)	(126)	(517)	(506)	(507)
Adjusted operating earnings excluding Investment Capital	24	72	37	169	181	168
Adjusted operating margin excluding Investment Capital	15.0%	33.2%	22.4%	24.6%	26.3%	24.8%

Adjusted operating revenues(1)	189	235	166	726	702	693
Less:
Investment Capital Results above (below) long-term expectations	22	12	(2)	18	(6)	(2)
Normalized adjusted operating revenues	167	223	168	708	708	695
Adjusted operating expenses(2)	(137)	(145)	(126)	(517)	(506)	(507)
Normalized adjusted operating earnings	30	78	42	190	203	187
Normalized adjusted operating margin	18.0%	35.0%	24.8%	26.9%	28.5%	27.0%

(1) Fee based margin includes mutual fund third party distribution revenues which are reported net of distribution expenses, consistent with the U.S. GAAP presentation.
(2) Includes expenses attributable to investment capital results above (below) long-term expectations.

Appendix

Voya Financial	Page 48 of 49

Adjusted Operating Earnings Notable Items

	Three Months Ended					Year-to-Date
(in millions USD)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	3/31/2021	3/31/2020

Prepayment fees and alternative investment income above (below) long-term expectations(1)	109	83	61	(129)	6	109	6
Wealth Solutions DAC/VOBA and other intangibles unlocking	2	30	(172)	9	(16)	2	(16)
Individual Life transaction stranded costs, pre-close	—	(35)	(34)	(32)	(36)	—	(36)
Group Life Covid-19 claims	(29)	(10)	(9)	(8)	—	(29)	—
Investment Management Performance fees above (below) expectations net of variable compensation	—	23	—	—	—	—	—
Other notable items(2)	(6)	(4)	9	(10)	5	(6)	5

(1) Refer to Prepayments and Alternative Income Above (Below) Long-Term Expectations on page 43 for more details.
(2) Includes variable compensation related to investment capital results above (below) long-term expectations, incentive compensation above (below) target performance, and other revenue, expense, or reserve adjustments not expected to recur at the same level.

Voya Financial	Page 49 of 49

Portfolio Composition

	Balances as of
(in millions USD)	3/31/2021		12/31/2020		9/30/2020		6/30/2020		3/31/2020
Composition of Investment Portfolio	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Fixed maturities, available for sale, at fair value, after consolidation	33,355	73.4%	43,569	76.6%	42,330	75.5%	40,938	73.7%	37,584	71.5%
Fixed maturities, at fair value using the fair value option	2,690	5.9%	3,011	5.3%	3,014	5.4%	3,098	5.6%	2,855	5.4%
Equity securities, available for sale, at fair value	393	0.9%	242	0.4%	371	0.7%	225	0.4%	176	0.3%
Short-term investments	306	0.7%	111	0.2%	70	0.1%	73	0.1%	80	0.2%
Mortgage loans on real estate, net	5,605	12.3%	6,741	11.9%	6,762	12.0%	6,830	12.3%	6,947	13.1%
Policy loans	424	0.9%	718	1.3%	735	1.3%	746	1.3%	763	1.5%
Limited partnerships/corporations, before consolidation	1,734	N/M	1,709	N/M	1,637	N/M	1,540	N/M	1,619	N/M
CLO/VOEs Adjustments (1)	(247)	N/M	(233)	N/M	(254)	N/M	(164)	N/M	(276)	N/M
Limited partnerships/corporations, after consolidation	1,487	3.2%	1,476	2.5%	1,383	2.5%	1,376	2.5%	1,343	2.6%
Derivatives	205	0.5%	215	0.4%	270	0.5%	809	1.5%	875	1.7%
Other investments	80	0.2%	319	0.6%	319	0.5%	319	0.6%	392	0.7%
Securities pledged to creditors	949	2.1%	449	0.8%	827	1.5%	1,122	2.0%	1,555	3.0%
Total investments, after consolidation	45,494	100.1%	56,851	100.0%	56,081	100.0%	55,536	100.0%	52,570	100.0%
Fixed Maturity Securities - Security Sector (2)
U.S. Government agencies and authorities	1,016	2.8%	1,573	3.3%	1,644	3.5%	1,647	3.6%	1,695	4.0%
U.S. Corporate - Public	11,673	31.6%	16,387	34.9%	15,689	34.2%	15,042	33.3%	13,956	33.2%
U.S. Corporate - Private	5,296	14.3%	6,446	13.7%	6,199	13.4%	6,219	13.8%	5,643	13.4%
Foreign Government / Agency	540	1.5%	742	1.5%	709	1.5%	689	1.5%	693	1.7%
Foreign Corporate - Public	3,071	8.2%	3,994	8.5%	3,865	8.4%	3,671	8.2%	3,313	7.9%
Foreign Corporate - Private	3,821	10.3%	4,646	9.9%	4,724	10.2%	4,653	10.3%	4,416	10.5%
State, municipalities and political subdivisions	970	2.6%	1,346	2.9%	1,353	2.9%	1,368	3.0%	1,315	3.1%
CMO-B	3,241	8.7%	3,688	7.8%	3,662	7.9%	3,887	8.6%	3,700	8.8%
Agency	466	1.3%	565	1.2%	616	1.3%	665	1.5%	954	2.3%
Non-Agency (3)	1,190	3.2%	1,407	3.0%	1,452	3.1%	1,429	3.2%	987	2.4%
Total Residential mortgage-backed securities	4,897	13.2%	5,660	12.0%	5,730	12.3%	5,981	13.3%	5,641	13.5%
Commercial mortgage-backed securities	3,694	10.0%	4,131	8.8%	4,203	9.1%	3,847	8.5%	3,484	8.3%
Other asset-backed securities (3)	2,016	5.5%	2,104	4.5%	2,055	4.5%	2,041	4.5%	1,838	4.4%
Total fixed maturities, including securities pledged (4)	36,994	100.0%	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%
Fixed Maturity Securities - Contractual Maturity Dates, Due to mature:
Due in one year or less	717	1.9%	1,239	2.6%	1,266	2.7%	1,281	2.8%	1,227	2.9%
Due after one year through five years	4,568	12.3%	5,431	11.6%	5,311	11.5%	5,259	11.6%	5,019	12.0%
Due after five years through ten years	6,752	18.3%	8,485	18.0%	8,529	18.5%	8,652	19.2%	8,117	19.3%
Due after ten years	14,350	38.8%	19,979	42.5%	19,077	41.3%	18,097	40.1%	16,668	39.7%
CMO-B	3,241	8.7%	3,688	7.8%	3,662	7.9%	3,887	8.6%	3,700	8.8%
Mortgage-backed securities	5,350	14.5%	6,103	13.0%	6,271	13.6%	5,941	13.2%	5,425	12.9%
Other asset-backed securities (3)	2,016	5.5%	2,104	4.5%	2,055	4.5%	2,041	4.5%	1,838	4.4%
Total fixed maturities, including securities pledged (4)	36,994	100.0%	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%
Fixed Maturity Securities - NAIC Quality Designation
1	18,632	50.4%	24,303	51.7%	24,651	53.4%	24,379	54.0%	23,284	55.4%
2	16,325	44.0%	20,444	43.4%	19,543	42.3%	18,747	41.5%	17,033	40.5%
3	1,499	4.1%	1,684	3.6%	1,367	3.0%	1,460	3.2%	1,249	3.0%
4	417	1.1%	482	1.0%	497	1.0%	445	1.0%	329	0.8%
5	93	0.3%	90	0.2%	81	0.2%	76	0.2%	75	0.2%
6	28	0.1%	26	0.1%	32	0.1%	51	0.1%	24	0.1%
Total fixed maturities, including securities pledged (4) (5)	36,994	100.0%	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%
Fixed Maturity Securities - ARO Quality Rating
AAA	6,283	17.0%	7,874	16.7%	8,075	17.5%	8,202	18.2%	8,022	19.1%
AA	2,828	7.6%	3,614	7.7%	3,669	7.9%	3,384	7.5%	3,143	7.5%
A	8,593	23.2%	12,014	25.5%	12,083	26.2%	12,153	26.9%	11,381	27.1%
BBB	16,677	45.1%	20,484	43.6%	19,512	42.3%	18,799	41.6%	17,154	40.8%
BB	1,649	4.5%	2,037	4.4%	1,810	3.9%	1,745	3.9%	1,492	3.6%
B and below	964	2.6%	1,006	2.1%	1,022	2.2%	875	1.9%	802	1.9%
Total fixed maturities, including securities pledged (5)	36,994	100.0%	47,029	100.0%	46,171	100.0%	45,158	100.0%	41,994	100.0%
(1) Adjustments include the elimination of intercompany transactions between the Company and its consolidated investment entities, primarily the elimination of the Company's equity at risk recorded as investments by the Company (before consolidation) against either equity (private equity and real estate partnership funds) or senior and subordinated debt (CLOs) of the funds.

(2) Fixed Maturity Securities includes fixed maturities available for sale, fixed maturities at fair value using the fair value option, and securities pledged to creditors.
(3) Subprime asset-backed securities are included as a component of Non-Agency RMBS under this presentation.
(4) Includes fixed maturities securities related to businesses exited through reinsurance where assets are retained on the Company's balance sheet.
(5) ARO ratings do not directly translate into NAIC ratings.